Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2013, except for the effects of the revision described in Note 14 as to which the date is May 3, 2013, relating to the financial statements of Tableau Software, Inc., which appears in Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-187683) filed on May 15, 2013.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

May 20, 2013